CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Joshua Gold Resources Inc. (the "Registrant") on Form 10-Q for the period ending March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, Benedetto Fuschino, Chief Executive Officer and President, and Dino Micacchi, Chief Financial Officer and Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	May 14, 2021	By:	/s/ Benedetto Fuschino
Benedetto Fuschino
Chief Executive Officer and President

Date:	May 14, 2021	By:	/s/ Dino Micacchi
Dino Micacchi
Chief Financial Officer and Treasurer